Exhibit 99.1

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

wasseem hamdan, Derivatively on Behalf of INTERCLOUD SYSTEMS, INC., Plaintiff, vs. MARK MUNRO, et al., Defendants, INTERCLOUD SYSTEMS, INC., Nominal Defendant.	Lead Case No.: 3:16-cv-03706-PGS
JOHN SCRUTCHENS, Derivatively on Behalf of INTERCLOUD SYSTEMS, INC., Plaintiff, vs. MARK MUNRO, et al., Defendants, INTERCLOUD SYSTEMS, INC., Nominal Defendant.	Case No.: 3:16-cv-04207-PGS

NOTICE TO CURRENT INTERCLOUD StockHOLDERS

TO:	ALL OWNERS OF INTERCLOUD SYSTEMS, INC. (“INTERCLOUD”) COMMON STOCK (TICKER SYMBOL: ICLD) AS OF JUNE 15, 2017, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT INTERCLOUD STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

1

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF INTERCLOUD WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order from the Honorable Peter G. Sheridan of the U.S. District Court for the District of New Jersey (the “Court”), that a proposed settlement agreement has been reached among Plaintiffs,1 derivatively on behalf of InterCloud Systems, Inc. (“InterCloud” or the “Company”), the Individual Defendants, and InterCloud in connection with the above-captioned consolidated stockholder derivative action entitled Hamdan v. Munro, et al. and Scrutchens v. Munro, et al., Lead Case No. 3:16-cv-03706-PGS (the “New Jersey Action”), and a substantially similar derivative action pending in the Court of Chancery of the State of Delaware (the “Delaware Court”), captioned Sloan v. Munro, et al., Case No. 11878-VCL (the “Delaware Action”) (collectively, with the New Jersey Action, the “Actions”).

Plaintiffs filed the Actions derivatively on behalf of InterCloud to remedy the alleged harm caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties and other alleged misconduct. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Actions on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Actions with prejudice.

1       For purposes of this Notice, the Court incorporates by reference the definitions in the Settling Parties’ Stipulation and Agreement of Settlement, fully executed as of June 15, 2017 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the U.S. District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Trenton, NJ 08608 or by visiting InterCloud’s website at www.intercloudsys.com.

2

As explained below, a Settlement Hearing shall be held before the Court on December 5, 2017 at 10:30 a.m., before the Honorable Peter G. Sheridan, at the United States District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Trenton, NJ 08608, to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court and whether Plaintiffs’ Counsels’ Fee Award, including any Service Awards, should be finally approved. You have the right to object to the Settlement and the Fee Award in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be forever bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Actions, but is merely to advise you of the proposed Settlement and of your rights as a Current InterCloud Stockholder.

I.	background

A.	Factual Background of the Actions

InterCloud, a Delaware corporation with its principal place of business in New Jersey, is a roll-up company that acquires companies constructing IT infrastructure and that provides cable installation. Plaintiffs allege in the Actions that from as early as January 2013, InterCloud knowingly hired a stock-promotion firm called CSIR Group, LLC (“CSIR Group”), which caused analyst reports about InterCloud to be disseminated that falsely stated they were not paid for by CSIR Group and the Company. Plaintiffs allege that these analyst reports were in fact written at the behest of InterCloud for the purpose of promoting the Company and driving up its stock price and were first edited and approved by Company management. Additionally, Plaintiffs allege that the Company failed to disclose in its filings with the U.S. Securities and Exchange Commission (“SEC”) that it paid for these reports and that it reviewed, edited, and approved the reports along with CSIR Group.

B.	The New Jersey Action

In July 2014, plaintiff Hamdan made a demand for books and records pursuant to Section 220 of the Delaware General Corporation Law (“§ 220 Demand”) and the Company produced documents pursuant to the books and records demand.

On June 23, 2016, plaintiff Hamdan filed a Verified Shareholder Derivative Complaint in this Court on behalf of InterCloud, captioned Hamdan v. Munro, et al., Case No. 3:16-cv-03706-PGS (the “Hamdan Action”). Plaintiff Hamdan asserted claims against certain of the Individual Defendants for breach of fiduciary duties, gross mismanagement, and unjust enrichment.

On July 8, 2016, plaintiff Scrutchens filed a shareholder derivative action in this Court on behalf of InterCloud, captioned Scrutchens v. Munro, et al., Case No. 3:16-cv-04207-PGS (the “Scrutchens Action”). Plaintiff Scrutchens asserted claims against certain of the Individual Defendants for violations of §14(a) of the Securities Exchange Act of 1934.

On August 25, 2016, the parties in the Scrutchens Action entered a confidentiality agreement, and soon thereafter Defendants produced documents to plaintiff Scrutchens.

On November 2, 2016, plaintiff Hamdan filed the Amended Verified Shareholder Derivative Complaint in the Hamdan Action and filed a motion to seal specific paragraphs in and exhibits to the Amended Verified Shareholder Derivative Complaint, in accordance with an out-of-court stipulation to seal entered into by plaintiff Hamdan and Defendants.

3

On February 10, 2017, plaintiff Hamdan filed a motion to consolidate the Hamdan Action and the Scrutchens Action, and to appoint his counsel as lead counsel in the consolidated action. On February 27, 2017, plaintiff Hamdan’s counsel sent a letter to inform the Court that both the Defendants and plaintiff Scrutchens consented to the consolidation of the two actions. Additionally, plaintiff Scrutchens consented to plaintiff Hamdan’s counsel’s appointment as interim lead counsel and had agreed to work cooperatively with plaintiff Hamdan’s counsel on behalf of the New Jersey Plaintiffs.

On February 28, 2017, this Court entered an order consolidating the Hamdan Action and the Scrutchens Action, thus forming the New Jersey Action, and appointing plaintiff Hamdan’s counsel, Gainey McKenna & Egleston, as Lead Counsel in the consolidated New Jersey Action.

C.	The Delaware Action

On January 6, 2016, plaintiff Sloan filed the Delaware Action in the Delaware Court. Plaintiff Sloan asserted claims against the Individual Defendants for breaches of their fiduciary duties as directors and/or officers of InterCloud, gross mismanagement, abuse of control, and unjust enrichment.

On June 15, 2016, a Stipulation and Proposed Order Governing the Production and Exchange of Confidential and Highly Confidential Information was filed in the Delaware Court of Chancery.

Starting on June 22, 2016, Defendants produced to Delaware Plaintiff the first of several tranches of documents. The documents produced to the Delaware Plaintiff were the same documents that the defendants produced to the lead plaintiff in the related Securities Class Action (as defined herein) after the motion to dismiss the second amended complaint therein was denied on October 29, 2015.

On January 10, 2017, the Delaware Court granted the Stipulation and Proposed Order Governing the Production and Exchange of Confidential and Highly Confidential Information.

D.	Settlement Negotiations

Delaware Plaintiff’s counsel and Defendants’ Counsel commenced settlement discussions in March, 2016.

On December 12, 2016, Delaware Plaintiffs’ counsel together with plaintiff Hamdan’s counsel sent a settlement demand together with an extensive proposal of corporate governance reforms to be instituted by InterCloud to the Defendants’ Counsel.

On December 9, 2016, counsel for plaintiff Scrutchens sent a separate settlement demand that also included a proposal of corporate governance reforms to Defendants’ Counsel.

On December 14, 2016, the Settling Parties engaged in an in-person, full-day mediation (the “Mediation”) in New York, New York with Hunter R. Hughes (the “Mediator”), a nationally reputed mediator, to reach a global resolution of the Actions and the related federal securities class action lawsuit currently pending in this Court against the Company and defendant Munro, captioned In re Intercloud Systems, Inc. Securities Litigation, Case No. 3:14-01982-PGS-DEA (the “Securities Class Action”).

Although a settlement was not reached during the Mediation, after further extensive negotiations with substantial assistance from the Mediator, the Settling Parties reached an agreement-in-principle to resolve the Actions. As a condition of the settlement reflected in the Stipulation (the “Settlement”), InterCloud will agree to institute and maintain for at least five years certain corporate governance reforms, the terms of which are fully set forth in Exhibit A. With the Mediator’s substantial assistance, the Settling Parties thereafter negotiated at arm’s length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel (as defined herein), in light of the substantial benefits that will be conferred upon the Company by the corporate governance reforms and as a result of the settlement of the Actions, The Settling Parties agreed to a “Mediator’s proposal” made by the Mediator with respect to the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel, subject to the approval of the Court.

4

II.	PLAINTIFFS’ Counsels’ Investigation and Research, Plaintiffs’ CLAIMS, AND THE BENEFIT OF SETTLEMENT

Plaintiffs’ Counsel conducted investigations relating to the claims and the underlying events alleged in the respective Actions to which their clients are parties, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in the Securities Class Action; (3) researching and drafting shareholder derivative complaints in each of the Actions; (4) researching and drafting the amended shareholder derivative complaint in the Hamdan Action; (5) reviewing thousands of pages of internal corporate documents produced to the Plaintiffs by InterCloud; (6) researching the applicable law with respect to the claims in the Actions and the potential defenses thereto; (7) researching corporate governance issues; (8) preparing extensive settlement demands and corporate governance reforms proposals; (9) attending the in-person, full-day Mediation in New York, New York; and (10) engaging in continued extensive settlement discussions with the Mediator and Defendants’ Counsel.

Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trials and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the significant benefits conferred upon the Company and its shareholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, InterCloud, and Current InterCloud Stockholders (as defined herein), and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to InterCloud or its shareholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Actions. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Actions, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Actions, and because Defendants have determined that the Settlement, including the agreed-to corporate governance reforms, confer substantial benefits upon InterCloud and Current InterCloud Shareholders.

5

Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Actions, or of any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in these Actions or otherwise.

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Peter G. Sheridan on December 5, 2017, at 10:30 a.m. in Courtroom 4E of the U.S. District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Trenton, NJ 08608 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement, substantially in the form of Exhibit D attached to the Stipulation, should be entered, dismissing the New Jersey Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsels’ Fee Award, including any Service Awards, should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current InterCloud Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above. The following is only a summary of its terms.

The benefits of the Settlement consist of corporate governance reforms, the terms of which are fully set forth in Exhibit A attached to the Stipulation (“Reforms”). InterCloud acknowledges that the filing and pendency of the Actions and the making of the § 220 Demand comprised a substantial contributing factor to the Company’s decision to implement the Reforms. The Settling Parties agree that the Reforms will provide substantial benefits to InterCloud and Current InterCloud Stockholders. InterCloud always has been, and continues to be, committed to the implementation, enhancement, and enforcement of rigorous corporate governance measures. The fact that InterCloud has implemented, or has agreed to implement, changes, modifications, or enhancements to its corporate governance policies and practices shall not be construed as an admission that any such enhanced policies or practices are legally required, or to the extent such policies or practices were not in place in the past, constituted a failure of compliance, a breach of any duty, or any other wrongdoing.

Within sixty (60) days after the Court enters the Judgment, which finally approves the Settlement, InterCloud shall take all necessary steps to adopt and implement the Reforms. Except where specified otherwise, the Reforms shall be maintained for a period of no less than five (5) years after the Court enters the Judgment, subject to the terms and conditions set forth in Exhibit A attached to the Stipulation.

6

VI.	DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, the Settling Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims that Plaintiffs have alleged in the New Jersey Action and any other Released Claims.

Upon the Effective Date, InterCloud, Plaintiffs, derivatively on behalf of InterCloud, and each of InterCloud’s stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all claims arising out of, relating to, or in connection with, the defense, settlement or resolution of the Actions against the Released Persons. InterCloud, Plaintiffs, and each of InterCloud’s stockholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs or their beneficiaries, Plaintiffs’ Counsel, and InterCloud from any and all Defendants’ Released Claims.

VII.	ATTORNEYS’ FEES AND EXPENSES

In recognition of the substantial benefits provided to InterCloud and Current InterCloud Stockholders as a result of the settlement of the Actions, InterCloud has agreed to pay or cause to be paid to Plaintiffs’ Counsel the Fee Award in the total amount of three hundred thousand dollars ($300,000.00), subject to approval by the Court. The Fee Award is the product of the Settling Parties’ acceptance of a “Mediator’s Proposal” made by the Mediator. The Settling Parties mutually agree that the Fee Award is fair and reasonable in light of the substantial benefits conferred upon InterCloud and Current InterCloud Stockholders by the Stipulation. In light of the substantial benefits they have helped to create for all Current InterCloud Stockholders, any or all of the Plaintiffs may apply for Court-approved service awards in the amount of one thousand five hundred dollars ($1,500.00) each (the “Service Awards”). Each Service Award of up to one thousand five hundred dollars ($1,500.00) for each of the Plaintiffs, to the extent that it is applied for and approved in whole or part, shall be funded from the portion of the Fee Award distributed to that Plaintiff’s counsel. Defendants shall have no responsibility for the allocation or distribution of the Fee Award amongst Plaintiffs’ Counsel, and Defendants shall take no position on the Service Awards and shall have no obligation to pay them.

7

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current InterCloud Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why Judgment should not be entered thereon, or why the Fee Award, including any Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current InterCloud Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee Award, unless that Stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of InterCloud common stock through the date of the Settlement Hearing, including the number of shares of InterCloud common stock held and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the Stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current InterCloud Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current InterCloud Stockholder files a written objection and/or written notice of intent to appear, such Stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such Stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Thomas J. McKenna GAINEY McKENNA & EGLESTON 440 Park Avenue South, 5th Floor New York, NY 10016 Lead Counsel for Plaintiffs in the New Jersey Action	Toby S. Soli GREENBERG TRAURIG, LLP 200 Park Avenue New York, NY 10166 Counsel for Defendants

8

Any Current InterCloud Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and the Fee Award, including any Service Awards, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the New Jersey Action with prejudice, and any and all of the releases set forth in the Stipulation.

IX.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Judgment by the Court; (2) the payment of the Fee Award; (3) the Judgment has become Final; and (4) the Delaware Action has been dismissed with prejudice. If, for any reason, any one of the conditions described in the Stipulation is not met and/or the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Settling Parties to the Stipulation will be restored to their respective positions as of the date immediately preceding the date of the Stipulation.

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Actions, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, U.S. District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 42 East State Street, Trenton NJ 08608, during business hours of each business day or by visiting InterCloud’s website at www.intercloudsys.com.

Any other inquiries regarding the Settlement or the Actions should be addressed in writing to Lead Counsel for Plaintiffs in the New Jersey Action, Thomas J. McKenna, Gainey McKenna & Egleston, 440 Park Avenue South, 5th Floor; Telephone: (212) 983-1300; Facsimile: (212) 983-0383.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

9